As filed with the Securities and Exchange Commission on February 5, 2003

Registration No. 333-100894

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TIVO INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2160 Gold Street Alviso, California 95002 (408) 519-9100	77-0463167 (I.R.S. Employer Identification Number)

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

David H. Courtney

Chief Financial Officer and Executive Vice

President, Worldwide Operations and Administration

2160 Gold Street

Alviso, California 95002

(408) 519-9100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy To:

Laura L. Gabriel, Esq.

Keith Benson, Esq.

Latham & Watkins LLP

505 Montgomery Street, Suite 1900

San Francisco, California 94111

(415) 391-0600

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-3 Registration Statement is being filed solely to add exhibit 4.4 to the Registration Statement on Form S-3 (No. 333-100894) in accordance with Rule 462(d) under the Securities Act of 1933, as amended.

The financial statements incorporated by reference in this Post-Effective Amendment No. 1 to Form S-3 Registration Statement for the one-month transition period ended January 31, 2001 and the calendar years ended December 31, 2000 and 1999 have been incorporated by reference in reliance on the report of Arthur Andersen LLP, independent public accountants, given on the authority of said firm as experts in auditing and accounting. Arthur Andersen LLP has not consented to the incorporation by reference of their report in this registration statement, and we have dispensed with the requirement to file their consent in reliance on Rule 437a under the Securities Act. Because Arthur Andersen LLP has not consented to the incorporation by reference of their report in this registration statement, you may not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated in those financial statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. INDEX TO EXHIBITS.

Exhibit Number	Exhibit Description

4.1*

Registration Rights Agreement, dated as of August 28, 2001, among TiVo Inc. and the securityholders named therein (previously filed as Exhibit 99.3 to our Current Report on Form 8-K, filed on August 30, 2001 and incorporated herein by reference).

4.2*

Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.2 to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000 and incorporated herein by reference).

4.3*	Amended and Restated Bylaws) previously filed as Exhibit 3.4 to our Registration Statement on Form S-1, File No. 333-83515, and incorporated herein by reference).

4.4

Registration Rights Agreement, dated as of January 24, 2003, between the registrant and the Holders party thereto (previously filed as exhibit 99.1 to our Current Report on Form 8-K, filed on January 30, 2003 and incorporated herein by reference).

5.1*	Opinion of Latham & Watkins.

23.1	Consent of KPMG LLP, Independent Auditors.

23.2*	Consent of Latham & Watkins (included in Exhibit 5.1).

24.1*	Power of Attorney (previously filed as Exhibit 24.1 to our Registration Statement on Form S-3, File No. 333-69530, and incorporated herein by reference).

Arthur Andersen LLP has not consented to the incorporation by reference of their audit report in this Post-Effective Amendment No. 1 to Registration Statement on Form S-3, and we have dispensed with the requirement to file their consent in reliance on Rule 437a under the Securities Act.

*	Previously filed.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alviso, state of California, on the 5th day of February, 2003.

TIVO INC.

By:	/s/ David H. Courtney
David H. Courtney Chief Financial Officer and Executive Vice President, Worldwide Operations and Administration

SIGNATURE	TITLE	DATE

*	Chief Executive Officer and Chairman of the Board of Directors	February 5, 2003
Michael Ramsay	(Principal Executive Officer)

*	Chief Financial Officer, Executive Vice President, Worldwide Operations and	February 5, 2003
David H. Courtney	Administration, and Director (Principal Financial and Accounting Officer)

*	Director	February 5, 2003
James Barton

*	Director	February 5, 2003
Geoffrey Y. Yang

*	Director	February 5, 2003
Larry Chapman

*	Director	February 5, 2003
Randy Komisar

*	Director	February 5, 2003
John S. Hendricks

*	Director	February 5, 2003
David M. Zaslav

Director
Mark W. Perry

*By:	/s/ David H. Courtney
Attorney-in-fact

II-2

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1*

Registration Rights Agreement, dated as of August 28, 2001, among TiVo Inc. and the securityholders named therein (previously filed as Exhibit 99.3 to our Current Report on Form 8-K, filed on August 30, 2001 and incorporated herein by reference).

4.2*

Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.2 to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000 and incorporated herein by reference).

4.3*	Amended and Restated Bylaws) previously filed as Exhibit 3.4 to our Registration Statement on Form S-1, File No. 333-83515, and incorporated herein by reference).

4.4

Registration Rights Agreement, dated as of January 24, 2003, between the registrant and the Holders party thereto (previously filed as exhibit 99.1 to our Current Report on Form 8-K, filed on January 30, 2003 and incorporated herein by reference).

5.1*	Opinion of Latham & Watkins.

23.1	Consent of KPMG LLP, Independent Auditors.

23.2*	Consent of Latham & Watkins (included in Exhibit 5.1).

24.1*	Power of Attorney (previously filed as Exhibit 24.1 to our Registration Statement on Form S-3, File No. 333-69530, and incorporated herein by reference).

Arthur Andersen LLP has not consented to the incorporation by reference of their audit report in this Post-Effective Amendment No. 1 to Registration Statement on Form S-3, and we have dispensed with the requirement to file their consent in reliance on Rule 437a under the Securities Act.

*	Previously filed.